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                                                                       Exhibit 5

                                   ---------
                                     BAKER
                                       &
                                 HOSTETLER LLP
                                   ---------
                               COUNSELLORS AT LAW

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    Suite 3200 312 Walnut Street Cincinnati, Ohio 45202-4074 (513) 929-3400
                               FAX (513) 929-0303



                                 March 25, 2003

The E.W. Scripps Company                The Edward W. Scripps Trust
312 Walnut Street, 28th Floor           312 Walnut Street, 28th Floor
Cincinnati, Ohio 45202                  Cincinnati, Ohio  45202

Gentlemen:

     As counsel for The E.W. Scripps Company (the "Company") and The Edward W. Scripps Trust (the "Scripps Trust"), we are familiar with the Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, with respect to 7,000,000 Class A Common Shares, $.01 par value (the "Shares") of the Company.

     In connection with the foregoing, we have examined such records of the corporate proceedings of the Company and such other documents as we deemed necessary to render this opinion.

     Based upon such examination, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Ohio.

     2. The Shares have been duly authorized and are now, and when sold in the manner contemplated by the Registration Statement will be, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement.


                                        Very truly yours,

                                        /s/ Baker & Hostetler LLP

                                        Baker & Hostetler LLP